EXHIBIT 21


SUBSIDIARIES                    NAMES UNDER          STATE OR OTHER
   OF THE                    WHICH SUBSIDIARIES       JURISDICTION
 REGISTRANT                     DO BUSINESS         OF INCORPORATION

A & W Interlining          American Interlining          Maryland
Services Corp.                   Company
                         Western Coat Pad Company

Agencia Maritima
del Istmo, S.A.                   Same                   Costa Rica

Agencias Generales
Conaven, C.A.                    Conaven                 Venezuela

Almacenadora
Conaven, S.A.                     Same                   Venezuela

Atlantic Salmon
(Maine) Limited
Liability Company*                Same                   Maine

Cape Fear Railways, Inc.          Same                   North Carolina

Cayman Freight Shipping
Services, Ltd.*                   Same                   Cayman Islands

Chestnut Hill Farms, Inc.         Same                   Florida

Chestnut Hill Farms
 Honduras, S.A. de C.V.           Same                   Honduras

Consorcio Naviero de
Occidente, C.A.                  Conaven                 Venezuela

ContiSea LLC*                     Same                   Maine

Cultivos Marinos,
 S.A. de C.V.                    CUMAR                   Honduras

Delta Packaging
Company Ltd.*                     Same                   Nigeria

Desarrollo Industrial
 Bioacuatico, S.A.*              DIBSA                   Ecuador

Ducktrap River Fish
Farm, L.L.C.*                     Same                   Maine

Empacadora Litoral,
 S.A. de C.V.                     Same                   Honduras

Globe International
Holdings, S.A.*                   Same                   Nigeria

H&O Shipping Limited              Same                   Liberia

Haiti Agro Processors
Holdings, Ltd*                    Same                   Cayman Islands

Ingenio y Refineria
San Martin delTabacal           Tabacal                  Argentina

KWABA - Sociedade
Industrial e Comercial,
 SARL*                           KWABA                   Angola

Les Moulins d'Haiti
S.E.M. (LHM)*                    Same                    Haiti


                                EXHIBIT 21
                               (continued)


Lesotho Flour Mills
Limited*                         Same                    Lesotho

Life Flour Mill Ltd.*            Same                    Nigeria

Minoterie de Matadi,
S.A.R.L.*                       Midema                   DemocraticRepublic
                                                         of Congo

Mobeira, SARL*                   Same                    Mozambique

Molinos Champion, S.A.*        Mochasa                   Ecuador

Molinos del Ecuador, C.A.*     Molidor                   Ecuador

National Milling Company
of Guyana, Ltd.                  Same                    Guyana

National Milling Company
Limited                          Same                    Zambia

Port of Miami Cold
Storage, Inc.                    Same                    Florida

Representaciones Maritimas
y Aereas, S.A.                 Remarsa                   Guatemala

S.B.D., LLC                      Same                    Delaware

Samovar International
Finance, Inc.                    Same                    Puerto Rico

SASCO Engineering Co./
Seaboard Sales
Corporation Ltd.                 Same                    Bermuda

Sea Cargo, S.A.                  Same                    Panama

Seaboard de Colombia, S.A.       Same                    Colombia

Seaboard de Honduras,
S.A. de C.V.                     Same                    Honduras

Seaboard del  Peru, S.A.         Same                    Peru

Seaboard Farms, Inc.             Same                    Oklahoma

Seaboard Freight &
Shipping Jamaica Limited         Same                    Jamaica

Seaboard Guyana, Ltd.            Same                    Bermuda

Seaboard Holdings Ltd.           Same                    British Virgin Islands

Seaboard Marine Bahamas, Ltd.    Same                    Bahamas

Seaboard Marine Ltd.             Same                    Liberia

Seaboard Marine of
Florida, Inc.                    Same                    Florida

Seaboard Overseas Limited        Same                    Bahamas


                                EXHIBIT 21
                               (continued)


Seaboard Ship Management
Inc.                            Same                     Florida

Seaboard Shipping Services
(PTY) Ltd.                      Same                     South Africa

Seaboard Trading and
Shipping Ltd.                   Same                     Minnesota

Seaboard Transport Inc.         Same                     Oklahoma

Seaboard West Africa
Limited*                        Same                     Sierra Leone

SEADOM, S.A.*                   Same                     Dominican Republic

Secuador Limited                Same                     Bermuda

Shilton Limited                 Same                     Cayman Islands

Top Feeds Limited*              Same                     Nigeria

Transcontinental Capital
Corp. (Bermuda) Ltd.            Same                     Bermuda

Vinprom Rousse AD               Same                     Bulgaria

Zenith Investments, Ltd.*       Same                     Nigeria




*Represents a non-controlled, non-consolidated affiliate.